Exhibit 31.01

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER PURSUANT TO RULE 13a-14

            I, Iehab Hawatmeh, certify that:

            1.         I have reviewed this annual report on Form 10-K/A, Amendment No. 1, of CirTran Corporation; and

            2.         Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

            3.         [omitted]

            4.         [omitted]

            5.         [omitted]

Dated: April 30, 2013

            /s/Iehab Hawatmeh

Iehab Hawatmeh

Principal Executive Officer

Principal Financial Officer